June  28,  2000


PERSONAL  &  CONFIDENTIAL
-------------------------


Mr.  W.F.  Garrett
Delta  Mills  Marketing  Company,  Inc.
1071  Avenue  of  the  Americas
New  York,  NY  10018


Dear  Bill:

As the Board covered with you at its meeting on March 15, 2000, you are being awarded a special bonus of $1,000,000 to be paid as follows:

     $100,000     Upon  completion  of  the  spin-off.

     $150,000     October  22,  2000
     $150,000     October  22,  2001
     $150,000     October  22,  2002
     $150,000     October  22,  2003
     $150,000     October  22,  2004
     $150,000     October  22,  2005

If there is a change of control of the Company (or you do not accept a position with the purchaser) or in the event of your death or disability during this time, then any remaining balance will be paid to you or your estate. If you leave or are terminated for cause, you will forfeit any future payments.

Bill, as Dr. Kane told you, this bonus is being awarded to show the Board's appreciation for your service and to give you an additional incentive to continue managing the Company as well as you have in the past. I'm sending a copy of this to Bill Hardman so that he can handle the annual payments.

Thanks  for  everything,  and  best  of  luck.


                              Sincerely  yours,

                              /s/  Erwin

                              E.  Erwin  Maddrey,  II
                              President  &  CEO




EEM:hw


Cc:  Mr.  W.H.  Hardman,  Jr.
     Dr.  J.F.  Kane,  Chairman,  Compensation  Committee


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